UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 8 99 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On March 27, 2020,  Samson Oil & Gas Limited  (the “Company”) and Samson Oil and Gas USA, Inc.,  a  wholly owned subsidiary of the Company (“Samson USA”), entered into an Employment Agreement (the “Employment Agreement”), effective as of April 1, 2020, with Tristan R. Farel. Pursuant to the Employment Agreement, Mr. Farel will serve as President, Chief Executive Officer, and Managing Director of the Company and Samson USA for a period of three years, beginning April 1, 2020.

Mr. Farel, 50, has 19 years of accounting and reporting experience, holding various executive and senior management positions with both public and private companies in the United States, Canada, and Australia.  Mr. Farel has served as Chief Financial Officer of the Company and Samson USA since October 1, 2019. Mr. Farel has experience in the areas of financial analysis, SEC reporting, International Financial Reporting Standards reporting, due diligence and integration in connection with mergers and acquisitions and consolidations, purchase accounting, scheduling and organizing external audits, tax scheduling, and developing capital and operating budgets.  Mr. Farel also worked for five years in public accounting as an auditor.  Mr. Farel has held the positions of Chief Financial Officer of PetroShale, Inc. from 2013 to 2014, Chief Financial Officer of New Frontier Energy, Inc. from 2010 to 2016, and Chief Financial Officer of Arete Industries, Inc. from 2015 to 2020.  Mr. Farel has also held the positions of Financial Reporting Manager for Resolute Energy Corporation (2006-2010) and Audit Manager for Hein & Associates (2001-2006).  Mr. Farel has a Bachelor of Science in Business Administration, with an emphasis in Accounting, from the University of Colorado at Boulder.

Mr. Farel will be paid a salary of $250,000 per year for his service as President, Chief Executive Officer, and Managing Director of the Company and Samson USA, with his total annual compensation, including any annual bonus, to be evaluated and determined by the Board of Directors of the Company periodically throughout the term of his employment. This summary of Mr. Farel’s Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Terence Barr will retire from his positions as President, Chief Executive Officer, and Managing Director of the Company and Samson USA effective March 31, 2020, but will remain on the Board of Directors of the Company and Samson USA. Mr. Barr will assume the position of Chairman of the Board of Directors of the Company and Samson USA, replacing Dr. Peter Hill, who is retiring from the Board of Directors of the Company and Samson USA. Mr. Barr will be paid a Chairman’s fee of $60,000 and the non-executive directors, Messrs. Gregory Channon and Nicholas Ong, will be paid an annual fee of $45,000.

On March 27, 2020, the Company issued a press release relating to the matters discussed in this Item 5.02. A copy of the press release is furnished as Exhibit 99.1 hereto. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement effective April 1, 2020 between Samson Oil & Gas Limited, Samson Oil and Gas USA, Inc., and Tristan R. Farel.
99.1	Press Release of Samson Oil & Gas Limited dated March 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2020

Samson Oil & Gas Limited

	By:	/s/ Tristan Farel
Tristan Farel
Chief Financial Officer (Principal Financial Officer)